Exhibit 99.1

Teradyne and Universal Robots Announce Agreement for Teradyne

to Acquire Universal Robots, Leader in Collaborative Robots

•	Collaborative Robotics is an emerging $100 million market with forecasted rapid growth

•	Universal Robots is the leader in collaborative robots with over 4,000 units sold

•	Establishes Teradyne position early in a high growth segment of industrial automation

•	Teradyne provides revenue synergies, financial strength and global reach to accelerate Universal Robots growth

•	Cash only transaction using offshore funds, immediately accretive

NORTH READING, Mass. and ODENSE, Denmark — May 13, 2015 — Teradyne, Inc. (NYSE:TER) and the shareholders of Universal Robots (UR) today announced they have signed a definitive agreement under which Teradyne will acquire privately held Universal Robots, the Danish pioneer of collaborative robots, for $285 million net of cash acquired plus $65 million if certain performance targets are met extending through 2018. The acquisition has been approved by the Board of Directors of each company and is expected to close in the second quarter of 2015 subject to customary closing conditions and regulatory approval.

Universal Robots is the leading supplier of collaborative robots; low-cost, easy-to-deploy and simple-to-program robots that work side by side with production workers to improve quality and increase manufacturing efficiency. Collaborative robotics is a $100 million segment of the industrial robotics market growing at more than 50% per year.

“Universal Robots is the technology and sales leader in the fast growing collaborative robot market and we are excited to have them join Teradyne,” said Mark Jagiela, President and CEO of Teradyne. “This acquisition complements our System and Wireless Test businesses while adding a powerful, additional growth platform to Teradyne.”

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Universal Robots achieved record revenue growth in 2014. Company revenue increased 70 percent from 2013 reaching more than $38 million USD with profit more than doubling from the prior period.

“The combination will boost our ability to innovate and recruit even more and thus will extend our lead within collaborative robotics and be of benefit to all our end-users and partners. At the same time, we are proud to add a brand new line of business to Teradyne,” said Enrico Krog Iversen, CEO of Universal Robots. “Our operations have been profitable since late 2010. Teradyne’s world-class engineering and support capabilities and strong financial position will help accelerate the growth of our collaborative robots in new and existing markets, especially in Asia where Teradyne holds a very strong position.”

The Danish Growth Fund, (Vækstfonden), has been the company’s main investor since 2008.

“Establishing Universal Robots as the game changer and market leader in the market for collaborative robots has been a great achievement, and this acquisition will give Universal Robots the best possible opportunity to further develop its leading position. It will strengthen Universal Robots’ position in Denmark and be a great benefit for the Danish high-tech industry going forward,” said Ulrik Jørring, Vice Chairman of the Board of Universal Robots and Senior Vice President of the Danish Growth Fund.

“The secret behind the success of Universal Robots is a clear strategy based on these three key goals: focus, simplicity and tough execution. The founders and the management have worked incredibly hard to realize their vision of making collaborative robot technology available to all businesses,” said Clas Nylandsted, Chairman of the Board, Universal Robots. “I am very satisfied with Teradyne as the new owner of Universal Robots,” added Nylandsted. “Among all the suitors, we chose to seek a common future with the very right one.”

A webcast to discuss the acquisition will be held on Wednesday May 13, 2015 at 9:00 a.m. EDT. Interested parties should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Interested parties can also call 1-800 865-4424 (U.S. and Canada) and 1-706-902-0224 (outside the U.S. and Canada). The conference ID is 47214450. A replay will be available approximately two hours after the completion of the call. A replay will also be available on the Teradyne website, www.teradyne.com.

About Universal Robots

Universal Robots is a result of many years of intensive research in robots in Denmark’s successful “Robotic Valley” situated in Odense, Denmark. The company was founded in 2005 by three researchers (Esben Østergaard, Kasper Støy and Kristian Kassow). They wanted to make robot technology accessible to all, and to make unique industrial robots that could automate and rationalize all industrial processes, that were affordable, flexible, user-friendly and safe to work closely with. The product portfolio includes the collaborative UR3, UR5 and UR10 robot arms named after their payloads in kilos. Since the first UR robot entered the market in December 2008, the company has seen substantial growth with the user-friendly robot arms now being sold in more than 50 countries worldwide. Average payback period for UR robots is the fastest in the industry with only 195 days. The company is headquartered in Odense, Denmark and has subsidiaries and regional offices in the U.S., Spain, Germany, Singapore and China. Globally, Universal Robots employs over 150 employees. For more information, go to www.universal-robots.com.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2014, Teradyne had revenue of $1.65 billion and currently employs approximately 3,800 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding the transaction, Teradyne’s future financial results, and Universal Robots’ future business prospects and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. There can be no assurance that these forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Universal Robots operates; market acceptance of Universal Robots’ new products; competition from larger and more established companies in Universal Robots’ markets; the protection of Universal Robots’ intellectual property; the retention of key employees; the need for regulatory approval of the transaction; Teradyne’s ability to successfully grow Universal Robots’ business; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the period ended April 5, 2015. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

For more information, contact:

Andrew Blanchard	Ulrik Jørring
Investor Relations, Teradyne	Senior Vice President, The Danish Growth Fund
978.370.2425	+45 35 29 86 67 / +45 40 80 48 74 (mobile)
investorrelations@teradyne.com	mulj@vf.dk

Enrico Krog Iversen	Clas Nylandsted
CEO, Universal Robots	Chairman of the Board, Universal Robots
+45 20 66 23 00	+ 45 24 43 38 99
meki@universal-robots.com	mcna@nielsen-nielsen.dk

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